Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that this Schedule 13D filed by us with respect to the Common Stock, no par value, of Cardiff International, Inc. is filed on behalf of each of us.

Date: April 19, 2012	The Estate of Steven N. Posner

	By:	/s/ Jarrett Posner
	Name:	Jarrett Posner
	Title:	Co-Personal Representative

	By:	/s/ Sean Posner
	Name:	Sean Posner
	Title:	Co-Personal Representative

Date: April 19, 2012	The Steven Posner Irrevocable Trust u/t/a Dated 06/17/65

	By:	/s/ Jarrett Posner
	Name:	Jarrett Posner
	Title:	Co-Trustee

	By:	/s/ Sean Posner
	Name:	Sean Posner
	Title:	Co-Trustee

/s/ Jarrett Posner
Date: April 19, 2012	Jarrett Posner

/s/ Sean Posner
Date: April 19, 2012	Sean Posner